UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2018 (June 25, 2018)

Asia Equity Exchange Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2501A, 25/F Skyline Tower,

39 Wang Kwong Road, Kowloon Bay, Hong Kong

(Address of Principal Executive Offices)

+852-2818 2998

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On June 25, 2018, Asia Equity Exchange Group, Inc. (the “Company”) entered into a Waiver Agreement (the “Waiver Agreement”), by and between the Company and Yanru Zhou (the “Purchaser”), pursuant to which the Purchaser agreed to irrevocably waive any and all rights to request the Company to repurchase all of the shares sold to the Purchaser, pursuant to the terms of the Subscription Agreement by and between Company and the Purchaser, dated November 21, 2017, in exchange for one thousand ($1,000) US dollars. For a detailed description of the terms of the Subscription Agreement, refer to the current report on Form 8-K, filed by the Company on November 24, 2017. A copy of the Waiver Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Waiver Agreement, dated June 25, 2018, between Asia Equity Exchange Group, Inc. and Yanru Zhou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA EQUITY EXCHANGE GROUP, INC.

Date: June 26, 2018	By:	/s/ Song Gao
	Name:	Song Gao
	Title:	Chief Executive Officer